Exhibit 99.1

Asure Announces Second Quarter 2026 Results

Second Quarter 2026 Revenues of $37.1 Million up 23% year over year

Recurring Revenue of $34.0 Million up 19% year over year

AUSTIN, TX – July 30, 2026 – Asure Software, Inc. (Nasdaq: ASUR), a leading provider of cloud-based Human Capital Management software solutions, today reported results for the second quarter ended June 30, 2026.

Second Quarter 2026 Financial Highlights*

•Revenue of $37.1 million, up 23% from $30.1 million
•Recurring revenue of $34.0 million, up 19% from $28.6 million
•Net loss of $4.4 million versus a net loss of $6.1 million
•EBITDA(1) of $4.6 million versus $1.4 million
•Adjusted EBITDA(1) of $7.7 million versus $5.2 million
•Gross profit of $25.1 million versus $19.9 million
•Non-GAAP gross profit(1) of $27.1 million (margin of 73%) versus $21.9 million (margin of 73%)

First Half 2026 Financial Highlights*

•Revenue of $79.9 million, up 23% from prior year first half
•Recurring revenue of $71.7 million, up 16% from prior year first half
•Net loss of $3.8 million versus a net loss of $8.5 million in the prior year first half
•EBITDA(1) of $14.0 million versus $5.6 million in the prior year first half
•Adjusted EBITDA(1) of $20.1 million versus $12.6 million in the prior year first half
•Gross profit of $55.5 million versus $44.5 million in the prior year first half
•Non-GAAP gross profit(1) of $59.4 million (margin of 74%) versus $48.1 million (margin of 74%) in prior year first half

*Financial metrics are compared to second quarter and the first half of the prior year respectively.

Recent Business Highlights
•Announced the expansion of its partnership with Foodservice Restaurant Partners Group’s (“FRPG”) FRPG Restaurant Rewards, one of the nation’s largest Group Purchasing Organizations serving independent restaurant operators. The expanded agreement strengthens Asure’s distribution within FRPG’s network, which spans 20 states and 3,000 members, and is expected to further position the Company to capture market share in the large and underserved independent restaurant segment.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 3 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 10 of this release.

1

Management Commentary

"We are very pleased to deliver another solid quarter of revenue growth for the second quarter of 2026 with revenues increasing 23% from a year ago to $37.1 million. The contributors to our success this quarter were broad based across business lines and during the quarter we experienced improved organic growth as well as increased gross margins versus the prior year period. We also continue to experience improving attach rates with our products and the launch of AsureWorks® has continued its positive trends with a healthy pipeline of deals," said Asure Chairman and CEO Pat Goepel.

"As we look to the second half of 2026, we remain focused on increasing product attach rates with our clients, continuing to advance our AI capabilities while building on our sales and marketing efforts to further our growth trend. Given the investments we have made and the business trends we experienced in the first half of the year, we believe we are in a strong position to achieve our growth and profitability goals for 2026."

Third Quarter 2026 and Full Year 2026 Revenue Guidance Ranges

The Company provides guidance for the third quarter of 2026 and full year 2026 based on the Company’s year-to-date results and recent business trends.

Guidance for 2026

Guidance Range	Q3-2026	FY-2026
Revenue	$38.0 M – 40.0 M	$159.0 M – 163.0 M
Adjusted EBITDA(1)	$8.0 M – 10.0 M	24% – 25%

Management uses GAAP, non-GAAP and adjusted measures when planning, monitoring, and evaluating the Company’s performance. The primary purpose of using non-GAAP and adjusted measures is to provide supplemental information that may prove useful to investors and to enable investors to evaluate the Company’s results in the same way management does.

Management believes that supplementing GAAP disclosures with non-GAAP and adjusted disclosures provides investors with a more complete view of the Company’s operational performance and allows for meaningful period-to-period comparisons and analysis of trends in the Company’s business. Further, to the extent that other companies use similar methods in calculating adjusted financial measures, the provision of supplemental non-GAAP and adjusted information can allow for a comparison of the Company’s relative performance against other companies that also report non-GAAP and adjusted operating results.

Management has not provided a reconciliation of guidance of GAAP to non-GAAP or adjusted disclosures because management is unable to predict the nature and materiality of non-recurring expenses without unreasonable effort.

Management’s projections are based on management’s current beliefs and assumptions about the Company's business, and the industry and the markets in which it operates; there are known and unknown risks and uncertainties associated with these projections. There can be no assurance that our actual results will not differ from the guidance set forth above. The Company assumes no obligation to update publicly any forward-looking statements, including its 2026 earnings guidance, whether as a result of new information, future events or otherwise. Please refer to the “Use of Forward-Looking Statements” disclosures on page 5 of this press release as well as the risk factors in our quarterly and annual reports on file with the Securities and Exchange Commission for more information about risk that affect our business and industry.

(1) This financial measure is not calculated in accordance with GAAP and is defined on page 4 of this press release. A reconciliation of this non-GAAP measure to the most applicable GAAP measure begins on page 11 of this release.

2

Conference Call Details

Asure management will host a conference call on Thursday, July 30, 2026, at 3:30 pm Central (4:30 pm Eastern). Asure Chairman and CEO Pat Goepel and CFO John Pence will participate in the conference call followed by a question-and-answer session. The conference call will be broadcast live and available for replay via the investor relations section of the Company’s website. Analysts may participate on the conference call by dialing 877-407-9219 or 201-689-8852.

About Asure Software, Inc.

Asure (Nasdaq: ASUR) provides cloud-based Human Capital Management (HCM) software solutions that assist organizations of all sizes in streamlining their HCM processes. Asure's suite of HCM solutions includes HR, payroll, time and attendance, benefits administration, payroll tax management, and talent management. The company's approach to HR compliance services incorporates AI technology to enhance scalability and efficiency while prioritizing client interactions. For more information, please visit www.asuresoftware.com.

Non-GAAP and Adjusted Financial Measures

This press release includes information about non-GAAP gross profit, non-GAAP sales and marketing expense, non-GAAP general and administrative expense, non-GAAP research and development expense, EBITDA, EBITDA margin, adjusted EBITDA, and adjusted EBITDA margin. These non-GAAP and adjusted financial measures are measurements of financial performance that are not prepared in accordance with U.S. generally accepted accounting principles and computational methods may differ from those used by other companies. Non-GAAP and adjusted financial measures are not meant to be considered in isolation or as a substitute for comparable GAAP measures and should be read only in conjunction with the Company’s Condensed Consolidated Financial Statements prepared in accordance with GAAP. Non-GAAP and adjusted financial measures are reconciled to GAAP in the tables set forth in this release and are subject to reclassifications to conform to current period presentations.

Non-GAAP gross profit differs from gross profit in that it excludes amortization, share-based compensation, and one-time items.

Non-GAAP sales and marketing expense differs from sales and marketing expense in that it excludes share-based compensation and one-time items.

Non-GAAP general and administrative expense differs from general and administrative expense in that it excludes share-based compensation and one-time items.

Non-GAAP research and development expense differs from research and development expense in that it excludes share-based compensation and one-time items.

EBITDA differs from net income (loss) in that it excludes items such as interest, income taxes, depreciation, and amortization. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

Adjusted EBITDA differs from EBITDA in that it excludes share-based compensation, other income (expense), net and one-time expenses. Asure is unable to predict with reasonable certainty the ultimate outcome of these exclusions without unreasonable effort.

All adjusted and non-GAAP measures presented as “margin” are computed by dividing the applicable adjusted financial measure by total revenue.

Specifically, as applicable to the respective financial measure, management is adjusting for the following items when calculating non-GAAP and adjusted financial measures as applicable for the periods presented. No additional adjustments have been made for potential income tax effects of the adjustments based on the Company’s current and anticipated de minimis effective federal tax rate, resulting from the Company’s continued losses for federal tax purposes and its tax net operating loss balances.

Share-Based Compensation Expenses. The Company’s compensation strategy includes the use of share-based compensation to attract and retain employees and executives. It is principally aimed at aligning their interests with those of our stockholders and at long-term employee retention, rather than to motivate or reward operational performance for any particular period. Thus, share-based compensation expense varies for reasons that are generally unrelated to operational decisions and performance in any particular period.

Depreciation. The Company excludes depreciation of fixed assets. Also included in the expense is the depreciation of capitalized software costs.

Amortization of Purchased Intangibles. The Company views amortization of acquisition-related intangible assets, such as the amortization of the cost associated with an acquired company’s research and development efforts, trade names, customer lists and customer relationships, and acquired lease intangibles, as items arising from pre-acquisition activities determined at the time of an acquisition. While these intangible assets are continually evaluated for impairment, amortization of the cost of purchased intangibles is a static expense, one that is not typically affected by operations during any particular period.

Interest Expense, Net. The Company excludes accrued interest expense, the amortization of debt discounts and deferred financing costs.

Income Taxes. The Company excludes income taxes, both at the federal and state levels.

One-Time Expenses. The Company’s adjusted financial measures exclude the following costs to normalize comparable reporting periods, as these are generally non-recurring expenses that do not reflect the ongoing operational results. These items are typically not budgeted and are infrequent and unusual in nature.

Settlements, Penalties and Interest. The Company excludes legal settlements, including separation agreements, penalties and interest that are generally one-time in nature and not reflective of the operational results of the business.

Acquisition and Transaction Related Costs. The Company excludes these expenses as they are transaction costs and expenses that are generally one-time in nature and not reflective of the underlying operational results of our business. Examples of these types of expenses include legal, accounting, regulatory, other consulting services, severance and other employee costs.

Other non-recurring Expenses. The Company excludes these as they are generally non-recurring items that are not reflective of the underlying operational results of the business and are generally not anticipated to recur. Some examples of these types of expenses, historically, have included write-offs or impairments of assets, demolition of office space and cybersecurity consultants.

Other (Expense) Income, Net. The Company’s adjusted financial measures exclude Other (Expense) Income, Net because it includes items that are not reflective of the underlying operational results of the business, such as loan forgiveness, adjustments to contingent liabilities and credits earned as part of the CARES Act, passed by Congress in the wake of the coronavirus pandemic.

Use of Forward-Looking Statements

This press release contains certain statements made by management that may constitute “forward-looking” statements within the meaning of the safe harbor provisions of the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements about our financial results may include expected or projected U.S GAAP and other operating and non-operating results. The words “believe,” “may,” “will,” “estimate,” “projects,” “anticipate,” “intend,” “expect,” “should,” “plan,” and similar expressions are intended to identify forward-looking statements. Examples of forward-looking statements include statements we make regarding our operating performance, future results of operations and financial position, revenue growth, earnings or other projections. We have based these forward-looking statements largely on our current expectations and projections about future events and trends that we believe may affect our financial condition, results of operations, business strategy, short-term and long-term business operations and objectives, and financial needs. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions, over many of which we have no control. If any such risks or uncertainties materialize or if any of the assumptions prove incorrect, our results could differ materially from the results expressed or implied by the forward-looking statements we make. The risks and uncertainties referred to above include—but are not limited to—risks associated with breaches of our security measures; possible fluctuations in our financial and operating results; potential financing needed to meet future capital requirements; access to additional capital; volatility and weakness in bank and capital markets; the financial and other impact of any previous and future acquisitions; privacy concerns and laws and other regulations that may limit the effectiveness of our applications; inability to adopt new or correctly interpret existing money service and money transmitter business status; risk of our software and solutions not functioning adequately; interruptions, delays or changes in our services or our Web hosting; significant costs as a result of operating as a public company; economic and governmental interruptions to supply chains; risks related to weaknesses in internal control; the inability to continue to release timely updates for changes in laws; the inability to develop new and improved versions of our services and technological developments; customer’s nonrenewal of their agreements and other similar changes; the exposure of market, interest, credit and liquidity risk on client funds held in trust; our operations in highly competitive markets; risks that our clients could have insufficient funds, limitations in the ability to transmit ACH transactions; the nature of our business model; impairment of intangible assets; litigation and any related claims, negotiations and settlements, including with respect to intellectual property matters or industry-specific regulations; market demand of our Software-as-a-Service offerings; adverse effects to our business a result of claims, lawsuits, and other proceedings; adverse material effects caused by advancements and adoption of artificial intelligence; issues in the use of artificial intelligence in our HCM products and services; adverse changes to financial accounting standards to us; intellectual property risks associated with the use of open source software; failures of our service providers; factors affecting our deferred tax assets and ability to value and utilize them; inability to maintain third-party licensed software; evolving regulation of the Internet, changes in the infrastructure underlying the Internet or interruptions in Internet services; the expiration of Employee Retention Tax Credits (“ERTC”) and the impact of recent regulatory and other measures by governmental authorities-regarding ERTC claims and the corresponding cash collections of existing receivables; our ability to hire, retain and motivate employees and manage our growth; potential enactment of adverse tax laws, regulation, political, economic and social factors; potential sales of a substantial number of shares of our common stock along with its volatility; and risks associated with potential equity-related transactions including dividends, rights under the stockholder plan to discourage certain actions and other impacts as a result of actions of our stockholders.
Please review the Company’s risk factors in its annual report on Form 10-K filed with the Securities and Exchange Commission (the “SEC”) on February 26, 2026.

The forward-looking statements, including the financial guidance and 2026 outlook, contained in this press release represent the judgment of the Company as of the date of this press release, and the Company expressly disclaims any intent, obligation or undertaking to release publicly any updates or revisions to any forward-looking statements to reflect any change in the Company’s expectations with regard to these forward looking statements or any change in events, conditions or circumstances on which any such statements are based. © 2026 Asure Software, Inc. All rights reserved.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(in thousands, except per share amounts)

	June 30, 2026	December 31, 2025

ASSETS
Current assets:
Cash and cash equivalents	$19,679	$25,244
Accounts receivable, net of allowance for credit losses of $9,717 and $7,206 at June 30, 2026 and December 31, 2025, respectively	13,120	15,859
Inventory	2,048	2,826
Prepaid expenses and other current assets	8,059	6,329
Total current assets before funds held for clients	42,906	50,258
Funds held for clients	178,915	228,111
Total current assets	221,821	278,369
Property and equipment, net	31,515	27,810
Goodwill	115,759	115,759
Intangible assets, net	83,526	87,911
Operating lease assets, net	5,164	6,028
Other assets, net	20,093	15,542
Total assets	$477,878	$531,419
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of notes payable	$6,665	$4,344
Accounts payable	2,035	2,174
Accrued compensation and benefits	4,731	4,723
Lease liabilities, current	1,909	1,956
Other accrued liabilities	6,481	6,422
Deferred revenue	6,730	11,622
Total current liabilities before client fund obligations	28,551	31,241
Client fund obligations	179,836	228,482
Total current liabilities	208,387	259,723
Long-term liabilities:
Deferred revenue	1,185	1,909
Deferred tax liability	3,869	3,264
Notes payable, net of current portion	62,234	63,282
Lease liabilities, noncurrent	4,070	5,221
Other liabilities	370	224
Total long-term liabilities	71,728	73,900
Total liabilities	280,115	333,623
Stockholders’ equity:
Preferred stock, $0.01 par value; 1,500 shares authorized; none issued or outstanding	—	—
Common stock, $0.01 par value; 44,000 shares authorized; 28,824 and 28,076 shares issued, 28,824 and 28,076 shares outstanding at June 30, 2026 and December 31, 2025, respectively	288	281
Treasury stock at cost, zero(1) shares at June 30, 2026 and December 31, 2025	—	—
Additional paid-in capital	522,060	517,432
Accumulated deficit	(324,170)	(320,352)
Accumulated other comprehensive income (loss)	(415)	435
Total stockholders’ equity	197,763	197,796
Total liabilities and stockholders’ equity	$477,878	$531,419
(1) The aggregate Treasury stock of prior repurchases of our own common stock was retired and subsequently issued effective January 1, 2024. See the Condensed Consolidated
Statement of Changes in Stockholders' Equity for the impact of this transaction.

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF COMPREHENSIVE LOSS
(in thousands, except per share amounts)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025

Revenue:
Recurring	$33,958	$28,596	$71,715	$61,783
Professional services, hardware and other	3,155	1,528	8,155	3,195
Total revenue	37,113	30,124	79,870	64,978
Cost of sales	12,058	10,213	24,345	20,459
Gross profit	25,055	19,911	55,525	44,519
Operating expenses:
Sales and marketing	9,098	8,149	17,862	16,535
General and administrative	12,099	10,968	24,847	22,868
Research and development	1,565	1,273	3,222	3,302
Amortization of intangible assets	4,689	4,173	9,661	8,481
Total operating expenses	27,451	24,563	55,592	51,186
Income (loss) from operations	(2,396)	(4,652)	(67)	(6,667)
Interest income	168	277	354	448
Interest expense	(1,753)	(809)	(3,499)	(1,260)
Other income, net	—	(96)	—	92
Income (loss) from operations before income taxes	(3,981)	(5,280)	(3,212)	(7,387)
Income tax expense	462	843	606	1,134
Net income (loss)	(4,443)	(6,123)	(3,818)	(8,521)
Other comprehensive income (loss):
Unrealized gain (loss) on marketable securities	(262)	228	(850)	670
Comprehensive income (loss)	$(4,705)	$(5,895)	$(4,668)	$(7,851)

Basic and diluted earnings (loss) per share
Basic	$(0.15)	$(0.22)	$(0.13)	$(0.31)
Diluted	$(0.15)	$(0.22)	$(0.13)	$(0.31)

Weighted average basic and diluted shares
Basic	28,749	27,237	28,586	27,100
Diluted	28,749	27,237	28,586	27,100

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)

	Six Months Ended June 30,
	2026	2025
Cash flows from operating activities:
Net loss	$(3,818)	$(8,521)
Adjustments to reconcile loss to net cash provided by operations:
Depreciation and amortization	14,072	12,155
Amortization of operating lease assets	899	740
Amortization of debt financing costs and discount	653	537
Non-cash interest expense	158	309
Net accretion of discounts on available-for-sale securities	(116)	(236)
Provision for expected losses	14	20
Provision for deferred income taxes	606	1,134
Loss on extinguishment of debt	—	103
Net realized gains on sales of available-for-sale securities	(1,803)	(1,310)
Share-based compensation	4,281	3,754
Gain on disposals of long-term assets	—	(7)
Changes in operating assets and liabilities:
Accounts receivable	2,726	4,512
Inventory	778	53
Prepaid expenses and other assets	(4,443)	(1,462)
Operating lease right-of-use assets	—	21
Accounts payable	(138)	232
Accrued expenses and other long-term obligations	(104)	(624)
Lease liabilities	(968)	(825)
Deferred revenue	(5,617)	(5,434)
Net cash provided by operating activities	7,180	5,151
Cash flows from investing activities:
Acquisition of intangible assets	(4,721)	(6,346)
Purchases of property and equipment	(472)	(393)
Software capitalization costs	(6,789)	(6,470)
Purchases of available-for-sale securities	(23,752)	(12,304)
Proceeds from sales and maturities of available-for-sale securities	12,529	7,699
Net cash used in investing activities	(23,205)	(17,814)
Cash flows from financing activities:
Proceeds from notes payable, net of issuance costs	—	57,982
Payments of notes payable	—	(5,000)
Debt extinguishment costs	—	(100)
Payments made on amounts due for the acquisition of intangible assets	(449)	(1,280)
Net proceeds from (settlements for) common stock transactions	(91)	1,034
Net change in client fund obligations	(48,647)	20,461
Net cash provided by (used in) financing activities	(49,187)	73,097
Net increase (decrease) in cash, cash equivalents, restricted cash, and restricted cash equivalents	(65,212)	60,434
Cash, cash equivalents, restricted cash and restricted cash equivalents, beginning of period	164,703	145,712
Cash, cash equivalents, restricted cash and restricted cash equivalents, end of period	$99,491	$206,146

ASURE SOFTWARE, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (continued)
(in thousands)

	Six Months Ended June 30,
	2026	2025

Reconciliation of cash, cash equivalents, restricted cash, and restricted cash equivalents to the Condensed Consolidated Balance Sheets
Cash and cash equivalents	$19,679	$66,000
Restricted cash and restricted cash equivalents included in funds held for clients	79,812	140,146
Total cash, cash equivalents, restricted cash, and restricted cash equivalents	$99,491	$206,146

Supplemental information:
Cash paid for interest	$3,160	$498

Non-cash investing and financing activities:
Acquisition of intangible assets	$167	$1,884
Notes payable issued for acquisitions	$622	$1,150
Shares issued for acquisitions	$445	$—

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES
(unaudited)

(in thousands)	Q2-26	Q1-26	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24
Revenue(1)	$37,113	$42,757	$39,311	$36,252	$30,124	$34,854	$30,792	$29,304

Gross Profit to non-GAAP Gross Profit
Gross Profit	$25,055	$30,470	$27,213	$23,142	$19,911	$24,608	$20,928	$19,704
Gross Margin	67.5%	71.3%	69.2%	63.8%	66.1%	70.6%	68.0%	67.2%

Share-based Compensation	35	42	46	46	46	44	44	44
Depreciation	1,604	1,434	1,419	1,795	1,378	1,369	1,190	1,232
Amortization - intangibles	365	363	362	365	370	50	50	50
One-time expenses
Settlements, penalties & interest	14	8	224	2	46	29	25	2
Acquisition and transaction costs	—	—	182	50	—	167	221	367
Other non-recurring expenses	—	—	—	1	106	—	84	—
Non-GAAP Gross Profit	$27,073	$32,317	$29,446	$25,401	$21,857	$26,267	$22,542	$21,399
Non-GAAP Gross Margin	72.9%	75.6%	74.9%	70.1%	72.6%	75.4%	73.2%	73.0%

Sales and Marketing Expense to non-GAAP Sales and Marketing Expense
Sales and Marketing Expense	$9,098	$8,764	$7,991	$9,043	$8,149	$8,386	$6,945	$6,680

Share-based Compensation	311	305	276	323	332	322	251	269
Depreciation	7	1	1	1	1	1	—	1
One-time expenses
Settlements, penalties & interest	39	33	174	57	40	51	78	(5)
Acquisition and transaction costs	—	—	70	68	30	30	9	68
Other non-recurring expenses	—	—	—	1,361	164	—	52	—
Non-GAAP Sales and Marketing Expense	$8,741	$8,425	$7,470	$7,233	$7,582	$7,982	$6,555	$6,347

General and Administrative Expense to non-GAAP General and Administrative Expense
General and Administrative Expense	$12,099	$12,748	$11,308	$11,655	$10,968	$11,900	$9,940	$10,378

Share-based Compensation	1,707	1,709	1,593	1,499	1,419	1,407	1,081	1,187
Depreciation	275	290	284	254	261	244	269	264
One-time expenses
Settlements, penalties & interest	94	262	(494)	449	365	492	142	377
Acquisition and transaction costs	391	446	258	427	812	491	282	371
Other non-recurring expenses	435	44	3	20	189	136	220	253
Non-GAAP General and Administrative Expense	$9,197	$9,997	$9,664	$9,006	$7,922	$9,130	$7,946	$7,926

Research and Development Expense to non-GAAP Research and Development Expense
Research and Development Expense	$1,565	$1,657	$1,123	$1,174	$1,273	$2,029	$2,103	$1,973

Share-based Compensation	78	94	103	99	94	90	87	90
Depreciation	59	13	1	1	(1)	1	—	—
One-time expenses
Settlements, penalties & interest	33	—	67	17	33	9	21	—
Acquisition and transaction costs	—	—	—	—	—	91	153	195
Other non-recurring expenses	—	—	—	—	35	—	29	—
Non-GAAP Research and Development Expense	$1,395	$1,550	$952	$1,057	$1,112	$1,838	$1,813	$1,688

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

ASURE SOFTWARE, INC.
RECONCILIATION OF NON-GAAP AND ADJUSTED FINANCIAL MEASURES (cont.)
(unaudited)

(in thousands)	Q2-26	Q1-26	Q4-25	Q3-25	Q2-25	Q1-25	Q4-24	Q3-24
Revenue(1)	$37,113	$42,757	$39,311	$36,252	$30,124	$34,854	$30,792	$29,304

GAAP Net Loss to Adjusted EBITDA
GAAP Net Loss	$(4,443)	$625	$757	$(5,362)	$(6,123)	$(2,398)	$(3,204)	$(3,901)

Interest expense, net	1,585	1,560	1,659	1,716	532	280	211	109
Income taxes	462	144	(849)	367	843	291	499	170
Depreciation	1,945	1,738	1,705	2,050	1,640	1,614	1,460	1,497
Amortization - intangibles	5,054	5,335	5,397	5,132	4,543	4,358	4,482	4,345
EBITDA	$4,603	$9,402	$8,669	$3,903	$1,435	$4,145	$3,448	$2,220
EBITDA Margin	12.4%	22.0%	22.1%	10.8%	4.8%	11.9%	11.2%	7.6%

Share-based Compensation	2,131	2,150	2,018	1,967	1,891	1,863	1,463	1,591
One Time Expenses
Settlements, penalties & interest	180	303	(29)	525	484	581	266	375
Acquisition and transaction costs	391	446	510	545	842	779	665	1,001
Other non-recurring expenses	435	44	3	1,382	494	136	385	253
Other expense (income), net	—	—	192	(220)	96	(188)	2	—
Adjusted EBITDA	$7,740	$12,345	$11,363	$8,102	$5,242	$7,316	$6,229	$5,440
Adjusted EBITDA Margin	20.9%	28.9%	28.9%	22.3%	17.4%	21.0%	20.2%	18.6%

(1)Note that first quarters are seasonally strong as recurring year-end W2/ACA revenue is recognized in this period.

Investor Relations Contact
Patrick McKillop
Vice President, Investor Relations
617-335-5058
patrick.mckillop@asuresoftware.com